UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: April 30, 2009
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 8, 2008

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2008, TriMas Corporation (the “Company”) announced that it had agreed to sell substantially all of the assets (exclusive of certain assets, including accounts receivable) of its insulation facings and specialty tapes subsidiary, Compac Corporation, to LAMTEC Corporation (“Lamtec”). The Company expects that the purchase price will be approximately $22,200,000 with the exact amount depending upon the level of inventory at closing. The purchase price will be paid in cash at closing.  For the twelve month period ended September 30, 2008, Compac Corporation had sales of approximately $56.0 million, operating profit of approximately $0.7 million and Adjusted EBITDA(1) of approximately $2.9 million.

The asset purchase agreement dated December 8, 2008 (the “Asset Purchase Agreement”), by and among TriMas Company LLC, a wholly-owned subsidiary of the Company, Compac Corporation and Lamtec, includes customary representations, warranties and covenants. Subject to certain exceptions and limitations, the Company has agreed to indemnify Lamtec for breaches of representations, warranties and covenants.  The transaction is expected to close in February 2009 following the effective date of mandatory notices required under applicable plant closing legislation

Consummation of the transaction is subject to the satisfaction of customary closing conditions, including among other matters (i) signature and delivery of specified ancillary agreements, (ii) accuracy of representations and warranties and compliance with the  covenants stated in the Asset Purchase Agreement, each in all material respects, (iii) absence of any material adverse effect on the purchased assets, and (iv)  required notice under applicable plant closing laws shall have become effective. Either party may terminate the Asset Purchase Agreement in the event of an uncured breach by the other party, or if the closing has not occurred by March 31, 2009.

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the terms of the Asset Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

(1) As disclosed in the Company’s periodic financial filings, the Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment.

Item 7.01 Regulation FD Disclosure

On December 8, 2008, the Company issued a press release announcing the entering into of the Asset Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to Items 1.01 and 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are furnished herewith:

99.1         Press Release dated December 8, 2008, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: December 10, 2008	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Secretary